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                                                                    EXHIBIT 99.1

(FRIEDE GOLDMAN HALTER LOGO)

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                                                                   PRESS RELEASE
                                                               Immediate Release

             FRIEDE GOLDMAN HALTER PLAN OF REORGANIZATION CONFIRMED

GULFPORT MS, DECEMBER 31, 2003 - Friede Goldman Halter, Inc. (OTCBB: FGHLQ) announced that the United States Bankruptcy Court for the Southern District of Mississippi, Southern Division entered an order yesterday confirming the company's plan of reorganization. Pursuant to the plan, all remaining assets of the company and its subsidiaries covered by the plan will be transferred to a trust for the benefit of creditors. The trust will be responsible for administering the remaining assets, examining creditor claims, and distributing proceeds from the liquidation of the assets to the creditors. As previously announced, all existing common stock in the company will be cancelled pursuant to the plan and holders of the stock are not eligible for distributions from the trust. The company believes that all remaining actions necessary for the plan to become effective will be completed by January 15, 2004 and the plan will become effective at that time.

The company also announced that all of its directors and officers have resigned effective at 5:00 p.m. CST on December 30, 2003. The Bankruptcy Court has appointed Sam Heigle of Glass & Associates, Inc. to supervise the activities of the company until the plan becomes effective.


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*Note: This press release includes certain statements that may be deemed to be
"forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 2002 Annual Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.